UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 14, 2007

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 14, 2007, the Compensation Committee of the Board of Directors of Nuvelo, Inc. approved a base salary increase for Lee Bendekgey, Nuvelo’s Senior Vice President, Chief Financial Officer and General Counsel, to $375,000, to reflect Mr. Bendekgey’s increased responsibilities as Chief Financial Officer. This salary may be further changed at any time at the discretion of the Compensation Committee, and Mr. Bendekgey remains employed “at will.” The Compensation Committee has decided not to award merit salary increases to Mr. Bendekgey, Dr. Ted W. Love, or Dr. Michael Levy, in 2007, in light of the Company’s recently-announced restructuring.

The increased base salary for Mr. Bendekgey, as set forth on the attached Exhibit 10.65, is retroactive as of August 1, 2007. Exhibit 10.65 is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.65	Base Salary for Named Executive Officer, effective August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: September 19, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.65	Base Salary for Named Executive Officer, effective August 1, 2007.